UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 4, 2007

ClearOne Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

000-17219	87-0398877
(Commission File Number)	(I.R.S. employer identification number)

5225 Wiley Post Way, Suite 500 Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 30.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 40.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 30, 2007, the Company’s President, CEO & Chairman, Zeynep Hakimoglu, and Vice President of Finance, Greg LeClaire, entered into 10b5-1(c) Stock Purchase Plans (“Plans”) in regards to their participation in the Company’s Employee Stock Purchase Plan. The Company’s Board of Directors approved entry into 10b5-1(c) plans by its executive officers and other employee insiders participating in the Company’s Employee Stock Purchase Plan. Ms. Hakimoglu and Mr. LeClaire entered into the Plans in order to facilitate purchases of the Company’s stock under their participation in the Company’s Employee Stock Purchase Plan.

Principal terms of Ms. Hakimoglu’s and Mr. LeClaire’s Plan include the following:

Purchases of Common Stock will be made once per month by a broker designated by the Company’s Employee Stock Purchase Plan Committee.

All purchases of Plan Shares will be made from the Company. Neither Ms. Hakimoglu nor Mr. LeClaire will provide other instruction or guidance to ClearOne with respect to any purchases. The Company will be provided with a copy each Stock Purchase Plan executed by an employee.

All purchases under the Plan will be reported by Ms. Hakimoglu and/or Mr. LeClaire through individual Form 4 filings with the Securities and Exchange Commission.

Ms. Hakimoglu and Mr. LeClaire will cease all purchases under the Plan, and will instruct the Company to cease all purchases, promptly upon notice from the Secretary of ClearOne that the independent directors of the Company’s Board of Directors have determined that purchases under the Plan must be suspended for the period determined by those directors. In this regard, Ms. Hakimoglu and Mr. LeClaire acknowledge that it may be necessary or appropriate for the Company to instruct them to suspend purchases under the Plan in connection with events, including without limitation public or private offerings of securities, mergers or acquisitions, tender offers or similar events.

The Plan’s are intended to comply with the requirements of Rule 10b5-1(c) under the Exchange Act and this Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Notwithstanding this Plan, Ms. Hakimoglu and Mr. LeClaire may sell or purchase shares of the Company’s common stock (other than Plan Shares) pursuant to the Company’s insider trading policy and subject to the terms and conditions included this Plan, and such sales or purchases shall not be subject to this Plan.
This Plan shall become effective on the date executed by Ms. Hakimoglu and Mr. LeClaire and shall terminate on the earliest to occur of: (i) such employee’s withdrawal from the Employee Stock Purchase Plan or (ii) the death of Shareholder; provided, however, that Shareholder may terminate this Plan at any time upon written notice delivered to the Secretary of ClearOne.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date: September 4, 2007	By:	/s/ Greg LeClaire
Greg LeClaire
Chief Financial Officer

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